UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2013

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 25, 2013, Hercules Offshore provided further information on the incident aboard jackup drilling rig Hercules 265, a 250' mat-supported cantilevered unit, operating for Walter Oil & Gas Corporation in the U.S. Gulf of Mexico OCS lease block South Timbalier 220.

Visual inspections as of this morning indicate that the natural gas well appears to have bridged over, and the flow of natural gas has stopped. It appears that the hull of the rig remains intact, and the rig remains standing.

Forward-Looking Statements

Statements in this Form 8-K that are not historical fact are forward-looking statements, including the condition of the rig and the status of the well. We have based these statements on our assumptions in light of our experience, expected future developments and other factors we believe are appropriate in the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual results could differ materially from those described in such statements. Among the factors that could cause actual future results to differ materially are the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. We disclaim any obligation to update this information except as required by applicable rules and regulations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: July 25, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary